EXHIBIT 32.1

WRITERS’ GROUP FILM CORP.

8200 Wilshire Boulevard,
Suite 200
Beverly Hills, CA 90211
310.461.3737

Section 1350 Certification

As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

Certification of the Principal Executive Officer and Principal Financial Officer

In connection with the Form 10-Q of Writers’ Group Film Corp. (the “Company”) for the quarterly period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned Principal Executive Officer and Principal Financial Officer of the Company certifies, to the best knowledge and belief of the signatory, pursuant to Section 1350 of Chapter 63 of title 18 of the United States Code (18 U.S.C. 1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2013	By:	/s/ Eric Mitchell
Eric Mitchell,
President, Principal Executive Officer

Date: August 16, 2013	By:	/s/ Eric Mitchell
Eric Mitchell,
Treasurer, Principal Financial Officer

This certification accompanying the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.